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                                 EXHIBIT INDEX

3.       Form of Principal Underwriter Agreement for RiverSource Life
         Insurance Co. of New York Variable Annuities and Variable Life
         Insurance
4.41     Form of Fixed Account Limit Endorsement (form 272621)
4.42     Form of Data Page Maximum Payment Sticker (form 272622-D)
4.43     Form of Contract Data Pages (form 272877-NYDPE)
4.44     Form of Contract Data Pages (form 272877-NYDPE2)
5.9      Form of Fixed and Variable Annuity Application (form 273640-NY)
8.8 Copy of Fund Participation Agreement dated May 1, 2006 among American Centurion Life Assurance Company, IDS Life Insurance Co. of New York, Columbia Funds Variable Insurance Trust, Columbia Management Advisors, LLC and Columbia Management Distributors, Inc.
9.       Opinion of Counsel and Consent
10.1 Consent of Independent Registered Public Accounting Firm for RiverSource Endeavor Select(SM) Variable Annuity
10.2 Consent of Independent Auditors for RiverSource Innovations(SM) Select Variable Annuity
10.3 Consent of Independent Auditors for RiverSource Innovations(SM) Variable Annuity
13 Power of Attorney for RiverSource Life Insurance Co. of New York dated Jan. 2, 2007